Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
Apple Green Holding Inc.  (Formerly known as Blue Sun Media, Inc.)

We hereby consent to the inclusion in this form 10-K, pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 of our report dated March 05, 2013 relating to the financial statements of Apple Green Holding Inc.  (formerly known as Blue Sun Media Inc.)  as of and for the year ended December 31, 2012.

/s/ ZBS Group LLP
Plainview, New York
May 8, 2014